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                                  Exhibit 10.b

                  DESCRIPTION OF KEY MANAGEMENT INCENTIVE PLAN

    On January 3, 1997, FTD's Board of Directors approved a Key Management Incentive Plan ("KMIP"), which plan has not been formalized to writing. The KMIP covers approximately 30 key employees of FTD and provides bonuses in the event that (i) the company achieves one or more targets based on FTD's EBITDA (earnings before interest, taxes, depreciation and amortization), and (ii) the individual achieves specified goals.





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